SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549

                             FORM 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 24, 2003



                      THE YORK WATER COMPANY
      (Exact name of Registrant as specified in its Charter)



Pennsylvania                       0-690               23-1242500
(State or other jurisdiction   (Commission       (I.R.S. Employer
 of incorporation)             File Number)   Identification No.)



130 East Market Street, York, Pennsylvania                  17401
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number including Area Code    717-845-3601




  (Former name or former address, if changed since last report.)


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                      THE YORK WATER COMPANY
                             FORM 8-K





ITEM 5.  OTHER EVENTS






     The York Water Company on January 24, 2003 asked the
Pennsylvania Public Utility Commission for a general increase in rates.

     Jeffrey S. Osman, President and CEO, said the Company is asking for a $2,807,655 or a 13.7% increase in revenues.

     Osman stated, "Our last rate increase was filed March 20, 2001. In the nearly two years since our last rate filing, the costs of serving our customers have increased in spite of our attempt to control our operating expenses. This increase will also provide fair earnings on the money we have invested in our business and will keep us in good financial health. The Company has made over $11 million in system improvements since our last rate increase request."

     The York Water Company serves approximately 150,000 people in 35 municipalities in York County.


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                            SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       The York Water Company
                                             (Registrant)


Dated:  January 24, 2003         By:  /s/ Kathleen M. Miller
                                      (Kathleen M. Miller)
                                       Chief Financial Officer